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NEWS ANNOUNCEMENT

                                     [LETTERHEAD]

CONTACT:
Warren Braverman                                  Joseph N. Jaffoni
Chief Operating Officer                           David C. Collins
Cinergi Pictures Entertainment Inc.               Jaffoni & Collins Incorporated
310/315-6000                                      212/505-3015


FOR IMMEDIATE RELEASE

                   CINERGI PICTURES ENTERTAINMENT ANNOUNCES UPWARD
                ADJUSTMENT OF MERGER CONSIDERATION TO $2.39 PER SHARE

Santa Monica, CA, (October 2, 1997) - Cinergi Pictures Entertainment Inc. (Nasdaq:CINE) (the "Company") announced today that pursuant to the terms of the previously announced Agreement of Merger, dated as of September 2, 1997, among the Company, Andrew G. Vajna (Chairman of the Board, President and Chief Executive Officer of the Company), Valdina Corporation N.V. and CPEI Acquisition, Inc. (an entity controlled by Mr. Vajna), the cash amount per share which stockholders of the Company (other than Mr. Vajna, Valdina, and stockholders who perfect dissenters' rights) will be entitled to receive upon conversion of their Cinergi shares in the merger of the Company and CPEI Acquisition, Inc. has been adjusted upwards from $2.30 to $2.39 per share. As a result of the merger, Cinergi will become wholly owned by Mr. Vajna and Valdina.

The merger consideration has been adjusted upwards as a result of (i) the Company's settlement of its obligations under the Company's "first look" arrangement with Oliver Stone and certain of his affiliates (collectively, "Stone"), and (ii) the Company's receipt of overages in connection with the soundtrack to EVITA. Specifically, the Company has entered into an agreement with Stone to terminate the "first look" arrangement and the Company's and Stone's respective obligations thereunder. Pursuant to such agreement, the Company will be relieved of $961,000 in obligations it would otherwise have had to Stone under the "first look" arrangement (which is net of certain expenses incurred by the Company in connection with



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CINERGI PICTURES ENTERTAINMENT, 10/2/97                                   page 2

the termination agreement and certain payments by the Company to or for the benefit of Stone pursuant to such agreement), resulting in an upward adjustment of the same amount. As part of the termination arrangement, the Company has agreed to transfer to Stone all but one of the development projects which the Company had funded under the "first look" arrangement. The agreement also requires Stone to reimburse the Company for certain funds expended by the Company in connection with the development projects being transferred to Stone in the event such projects are actually produced. In addition, since the execution of the Merger Agreement, the Company has received $1,760,000 in overages with respect to the EVITA soundtrack, resulting in an upward adjustment of $260,000. As a result of the foregoing, the per share merger consideration has been adjusted upwards by $.09, to $2.39 per share.

The adjusted merger consideration is subject to potential further upward adjustment in certain events specified in the Agreement of Merger, including in the event additional monies are collected with respect to the EVITA soundtrack or if the EVITA soundtrack is sold. In addition, the merger consideration will be adjusted upwards in the event the aggregate amount of monies collected by the Company in connection with certain specified accounts receivable (not including those relating to AN ALLEN SMITHEE FILM) from July 1, 1997 through the Adjustment Date (which is generally ten business days prior to a special meeting of the Company's stockholders to be held in connection with, among other things, the proposed merger) exceeds $1,573,000. In this regard, the Company has reached an agreement in principle to sell to a third party all of such receivables which have not been previously collected. In the event this transaction is consummated, the aggregate amount of such non-ALAN SMITHEE receivables collected by the Company would be fixed (and not subject to further adjustment) at $1,763,000 and result in an additional upward adjustment of $190,000, or $.02 per share. There can be no assurances, however, that this transaction will be consummated or that it will be consummated on the terms set forth above.


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CINERGI PICTURES ENTERTAINMENT, 10/2/97                                   page 3

The merger consideration will also be adjusted upwards in the event the sum of certain prescribed adjustments pertaining to the (i) Company's selling, general and administrative expenses from July 1, 1997 through the Adjustment Date, (ii) the Company's ability to collect certain receivables relating to AN ALLEN SMITHEE FILM from July 1, 1997 through the Adjustment Date, and (iii) the amount of monies contributed by the Company to, or the amount of expenses incurred by the Company on behalf of, the Company's wholly owned subsidiary, Cinergi Productions Inc. (California), or the visual effects facility operated by such subsidiary from July 1, 1997 through the Adjustment Date, in each case measured against certain specified amounts, results in a net positive dollar amount. Cinergi Productions Inc. (California) recently entered into a series of agreements pursuant to which it transferred the assets of the visual effects facility to a third party in exchange for the assumption by such third party of certain obligations of Cinergi Productions Inc. (California).

Upon the occurrence of any subsequent event resulting in a purchase price adjustment, the aggregate per share adjustment to the merger consideration will, in general terms, be calculated by dividing the aggregate dollar amount of such adjustment by the total number of issued and outstanding shares as of the Adjustment Date (including shares held by Mr. Vajna or Valdina, but excluding the 555,556 shares held by an affiliate of The Walt Disney Company which will be transferred to the Company as part of the contemplated sale of substantially all of the films in the Company's motion picture library to Disney), rounded off to the nearest whole penny. Except for the adjustment events set forth in the Agreement of Merger, there are no other positive adjustments to the merger consideration. The Agreement of Merger does not provide for any downward adjustments to the merger consideration.

The merger is conditioned upon the consummation of the transactions contemplated by the Company's previously announced agreement to sell substantially all of the films in its motion


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CINERGY PICTURES ENTERTAINMENT, 10/2/97                                   page 4

picture library and certain other assets to an affiliate of The Walt Disney Company and the Company's previously announced agreement to sell its rights in DIE HARD WITH A VENGEANGE to Twentieth Century Fox Film Corporation. The merger is also subject to the satisfaction or waiver of several other conditions, including, among others, (i) the approval of the Agreement of Merger by the affirmative vote of a majority of the shares of common stock voted (including abstentions, but excluding broker non-votes) on a proposal to approve the Agreement of Merger at the special meeting of stockholders, without taking into account those shares owned by Mr. Vajna, Valdina or any affiliate of Mr. Vajna or Valdina, and (ii) that the percentage of shares of common stock demanding appraisal does not exceed 15% of the shares outstanding at the effective time of the merger. The Agreement of Merger may also be terminated and the merger abandoned in certain circumstances including, among others, if the parties to the Agreement of Merger mutually agree, if the Company's agreement with Disney regarding the sale of substantially all of the films in the Company's motion picture library and certain other assets is terminated, or if the merger is not consummated by December 31, 1997.

The Company has filed with the Securities and Exchange Commission preliminary proxy materials relating to the special meeting of the Company's stockholders to be held in connection with the merger and the sale of the films in the Company's motion picture library. Assuming all conditions to the merger are satisfied, including approval by the Company's stockholders, the Company currently anticipates that the merger will not be consummated until at least December 1997. However, the merger could be delayed beyond such time as a result of a variety of factors including the time required to obtain necessary approvals. Any delay of the merger beyond December 31, 1997 would require the consent of all parties to the Agreement of the Merger.


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CINERGI PICTURES ENTERTAINMENT, 10/2/97                                   page 5


The Company was formed in 1989 as an independent producer and distributor of motion pictures which are distributed in domestic and international theatrical and ancillary markets, including home video, cable and broadcast television.

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. CERTAIN FACTORS MAY CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD LOOKING STATEMENTS. NO ASSURANCES CAN BE GIVEN THAT THE MERGER, THE SALE OF SUBSTANTIALLY ALL OF THE FILMS IN THE COMPANY'S MOTION PICTURE LIBRARY AND CERTAIN OTHER ASSETS TO DISNEY, OR THE SALE OF THE COMPANY'S RIGHTS IN DIE HARD WITH A VENGEANCE TO TWENTIETH CENTURY FOX FILM CORPORATION (WHICH TRANSACTIONS ARE EACH SUBJECT TO A NUMBER OF CONDITIONS AND TO TERMINATION IN CERTAIN CIRCUMSTANCES) WILL BE CONSUMMATED. CINERGI AND ITS OPERATIONS ARE ALSO SUBJECT TO THE RISKS AND UNCERTAINTIES DESCRIBED IN CINERGI'S REPORTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING WITHOUT LIMITATION CINERGI'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1997 (AS AMENDED BY A FORM 10-Q/A (AMENDMENT NO.
1)), CINERGI'S FORM 8-K DATED APRIL 3, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 1997, CINERGI'S FORM 8-K DATED JULY 9, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1997, CINERGI'S FORM 8-K DATED AUGUST 25, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 1997, AND CINERGI'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996.


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